         AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 1998
                                                Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                 --------------

                               E*TRADE GROUP, INC.
             (Exact name of registrant as specified in its charter)

                DELAWARE                               94-284416
      (State or other jurisdiction          (IRS Employer Identification No.)
    of incorporation or organization)

                             FOUR EMBARCADERO PLACE
                   2400 GENG ROAD, PALO ALTO, CALIFORNIA 94303
               (Address of principal executive offices) (Zip Code)

                                 --------------

                   1998 SPECIAL NONSTATUTORY STOCK OPTION PLAN
          SHAREDATA, INC. AMENDED AND RESTATED 1984 STOCK OPTION PLAN
             SHAREDATA, INC. OFFICER AND DIRECTOR STOCK OPTION PLAN
                            (Full title of the Plans)

                                 --------------

                              CHRISTOS M. COTSAKOS
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  E*TRADE, INC.
                             FOUR EMBARCADERO PLACE
                                 2400 GENG ROAD
                               PALO ALTO, CA 94303
                                 (650) 842-2500

          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================
                                                            Proposed          Proposed
            Title of                                         Maximum           Maximum
           Securities                    Amount             Offering          Aggregate            Amount of
              to be                       to be               Price           Offering           Registration
           Registered                 Registered(1)       per Share(2)          Price                 Fee
---------------------------------------------------------------------------------------------------------------
1998 Special Nonstatutory
Stock Option Plan
Common Stock, $_____ par value        60,855 shares          $9.32          $  567,168.60            $167.31

Amended and Restated 1984 Stock
Option Plan Common Stock,
$_____ par value                      97,644 shares          $6.38          $  622,968.72            $183.78

ShareData, Inc. Officer and
Director Stock Option Plan
Common Stock, $_____ par value        147,948 shares          $7.75          $1,146,596.00            $338.25
---------------------------------------------------------------------------------------------------------------

                                                                   Aggregate Filing Fee:         $689.34
===============================================================================================================

(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the E*TRADE Group, Inc. 1998 Special Nonstatutory Stock Option Plan, the ShareData, Inc. Amended and Restated 1984 Stock Option Plan and the ShareData, Inc. Officer and Director Stock Option Plan, (together the "Option Plans") by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the weighted average exercise price of the outstanding options.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

        E*TRADE Group, Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1997, filed with the SEC on December 23, 1997;

        (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarters ended December 31, 1997, March 31, 1998 and June 30, 1998, filed with the SEC on February 17, 1998, May 14, 1998 and August 14, 1998, respectively;

        (c) The Registrant's Current Reports on Form 8-K, filed with the SEC on June 12, 1998 and July 17, 1998; and

        (d) The Registrant's Registration Statement No. 00-111921 on Form 8-A filed with the SEC on July 12, 1996 pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

Not Applicable.

Item 5. Interests of Named Experts and Counsel

Not Applicable.

Item 6. Indemnification of Directors and Officers
        -----------------------------------------

        Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Law") empowers a Delaware corporation to indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed legal action, or suit proceedings, whether civil, criminal, administrative or investigative (other than action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation enterprise. The indemnify may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, and, for criminal proceedings, had no reasonable cause to believe his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation in the performance of his duty. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

        In accordance with the Delaware Law, the Restated Certificate of Incorporation of the Registrant contains a provision to limit the personal liability of the directors of the Registrant for violations of their fiduciary duty. This provision eliminates each director's liability to the Registrant or its stockholders for monetary damages except (i) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware Law providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or (iv) for any transaction from which a director derived an improper personal benefit. The effect of this provision is to eliminate the personal liability of directors for monetary damages for actions involving a breach of their fiduciary duty of care, including any such actions involving gross negligence.

        Article 5 of the Restated Bylaws of the Registrant provide for indemnification of the officers and directors of the Registrant to the fullest extent permitted by applicable law.

        In connection with the incorporation of the Registrant into the State of Delaware, the Registrant entered into indemnification agreements with each director and certain officers. The Indemnification Agreements provide indemnification to such directors and officers under certain circumstances for acts or omissions which may not be covered by directors' and officers' liability insurance.

Item 7. Exemption from Registration Claimed

Not Applicable.

Item 8. Exhibits

Number     Exhibit
------     -------
  4        Instruments Defining Rights of Stockholders. Reference is made to
           Registrant's Registration Statement No. 00-111921 on Form 8-A,
           including exhibits thereto, which is incorporated herein by reference pursuant to Item 3(c).

  5.1      Opinion and consent of Brobeck, Phleger & Harrison LLP.

 23.1      Consent of Deloitte & Touche LLP, Independent Auditors.

 23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.

 24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

 99.1      1998 Special Nonstatutory Stock Option Plan.

 99.2      Form of Notice of Grant for 1998 Special Nonstatutory Stock Option
           Plan

 99.3      Form of Stock Option Agreement for 1998 Special Nonstatutory Stock
           Option Plan

 99.4      ShareData, Inc. Amended and Restated 1984 Stock Option Plan.

 99.5      Form of Notice of Grant of Stock Option and Grant Agreement for
           Incentive Stock Option Agreement.

 99.6      Form of Notice of Grant of Stock Option and Grant Agreement for
           Non-Qualified Stock Option Agreement (Non-Employee Director).

 99.7      Form of Option Assumption Agreement for 1984 Stock Option Plan.

 99.8      ShareData, Inc. Officer and Director Stock Option Plan.

 99.9      Form of Notice of Grant of Stock Option and Grant Agreement for
           Incentive Stock Option Agreement.

 99.10     Form of Notice of Grant of Stock Option and Grant Agreement for
           Non-Qualified Stock Option Agreement (Non-Employee Director - Special
           Acceleration Upon Acquisition)

 99.11     Form of Notice of Grant of Stock Option and Grant Agreement for
           Non-Qualified Stock Option Agreement (Non-Employee Director).

 99.12     Form of Option Assumption Agreement for ShareData, Inc. Officer and
           Director Stock Option Plan.

 99.13     Form of Stock Option Agreement with Promissory Note.

Item 9. Undertakings

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act"), (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses
(1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Option Plans.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the indemnification provisions in Item 6, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California on this day of August 25, 1998.

                                       E*TRADE GROUP, INC.


                                       By: /s/ Christos M. Cotsakos
                                           -------------------------------------
                                           Christos M. Cotsakos
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of E*TRADE Group, Inc., a Delaware corporation, do hereby constitute and appoint Christos M. Cotsakos and Leonard C. Purkis and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                       Title                             Date
---------                       -----                             ----

/s/ William A. Porter           Chairman of the Board             August 25, 1998
---------------------------
William A. Porter


/s/ Christos M. Cotsakos        President and Chief Executive     August 25, 1998
---------------------------     Officer (Principal
Christos M. Cotsakos            Executive Officer)


/s/ Leonard C. Purkis           Senior Vice President, Finance    August 25, 1998
---------------------------     and Administration, Chief
Leonard C. Purkis               Financial Officer and Treasurer
                                (Principal Financial and
                                Accounting Officer)


Signature                       Title                             Date
---------                       -----                             ----


/s/ Richard S. Braddock         Director                          August 25, 1998
---------------------------
Richard S. Braddock

/s/ William E. Ford             Director                          August 25, 1998
---------------------------
William E. Ford

/s/ George Hayter               Director                          August 25, 1998
---------------------------
George Hayter

/s/ Masayoshi Son               Director                          August 25, 1998
---------------------------
Masayoshi Son

/s/ Lewis E. Randall            Director                          August 25, 1998
---------------------------
Lewis E. Randall

/s/ Lester C. Thurow            Director                          August 25, 1998
---------------------------
Lester C. Thurow

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                               E*TRADE GROUP, INC.

                                  EXHIBIT INDEX

Number     Exhibit
------     -------
  4        Instruments Defining Rights of Stockholders. Reference is made to
           Registrant's Registration Statement No. 00-111921 on Form 8-A,
           including exhibits thereto, which is incorporated herein by reference pursuant to Item 3(c).

  5.1      Opinion and consent of Brobeck, Phleger & Harrison LLP.

 23.1      Consent of Deloitte & Touche LLP, Independent Auditors.

 23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.1.

 24 Power of Attorney. Reference is made to page II-3 of this Registration Statement.

 99.1      1998 Special Nonstatutory Stock Option Plan.

 99.2      Form of Notice of Grant for 1998 Special Nonstatutory Stock Option
           Plan

 99.3      Form of Stock Option Agreement for 1998 Special Nonstatutory Stock
           Option Plan

 99.4      ShareData, Inc. Amended and Restated 1984 Stock Option Plan.

 99.5      Form of Notice of Grant of Stock Option and Grant Agreement for
           Incentive Stock Option Agreement.

 99.6      Form of Notice of Grant of Stock Option and Grant Agreement for
           Non-Qualified Stock Option Agreement (Non-Employee Director).

 99.7      Form of Option Assumption Agreement for 1984 Stock Option Plan.

 99.8      ShareData, Inc. Officer and Director Stock Option Plan.

 99.9      Form of Notice of Grant of Stock Option and Grant Agreement for
           Incentive Stock Option Agreement.

 99.10     Form of Notice of Grant of Stock Option and Grant Agreement for
           Non-Qualified Stock Option Agreement (Non-Employee Director - Special
           Acceleration Upon Acquisition)

 99.11     Form of Notice of Grant of Stock Option and Grant Agreement for
           Non-Qualified Stock Option Agreement (Non-Employee Director).

 99.12     Form of Option Assumption Agreement for ShareData, Inc. Officer and
           Director Stock Option Plan.

 99.13     Form of Stock Option Agreement with Promissory Note.